                                                                   EXHIBIT 10.71



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                 EXCESS YIELD AND SERVICING RIGHTS PURCHASE AND
                              ASSUMPTION AGREEMENT



                                     between



                         GREENWICH CAPITAL MARKETS, INC.
                                  as Purchaser



                                       and



                            MEGO MORTGAGE CORPORATION
                                    as Seller



                          Dated as of January 22, 1998




================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

Section 1.01.  Definitions...................................................................1

                                   ARTICLE II

 CONVEYANCE FROM SELLER TO PURCHASER AND ASSUMPTION BY PURCHASER; INTERIM SERVICING
                            OBLIGATIONS OF THE SELLER

Section 2.01.  Existing Conventional Loans...................................................5
Section 2.02.  Existing FHA Loans............................................................6

                                   ARTICLE III

                                 PURCHASE PRICE


                                   ARTICLE IV

                                SALES COMMISSION


                                    ARTICLE V

                               SELLER TO COOPERATE


                                   ARTICLE VI

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01.  Representations, Warranties and Agreements of the Seller.....................10
Section 6.02.  Representations, Warranties and Agreements with respect to the
                  Existing Loans............................................................12
Section 6.03.  Remedies for Breach of Representations and Warranties........................13
Section 6.04.  Purchaser Dispositions.......................................................13
Section 6.05.  Representations and Warranties of the Purchaser..............................13
Section 6.06.  Indemnification..............................................................13

                                   ARTICLE VII

                                    SERVICING

Section 7.01.  Seller to Service Existing Loans Prior to the Servicing Termination
                  Date......................................................................14

Section 7.02.  Seller Has No Right or Obligation to Service Existing Loans After the
                  Servicing Expiration Date.................................................14
Section 7.03.  Purchaser May Extend Servicing Expiration Date...............................14

                                  ARTICLE VIII

                       INDEMNIFICATION; THIRD-PARTY CLAIMS


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.01.  Conventional Loan Closing....................................................15
Section 9.02.  FHA Loan Closing.............................................................17
Section 9.03.  Costs........................................................................18
Section 9.04.  Merger or Consolidation of the Seller........................................18
Section 9.05.  Protection of Confidential Information; No Solicitation......................18
Section 9.06.  Notices......................................................................19
Section 9.07.  Severability Clause..........................................................19
Section 9.08.  Counterparts.................................................................19
Section 9.09.  Place of Delivery and Governing Law..........................................19
Section 9.10.  Waiver Of Jury Trial.........................................................19
Section 9.11.  Further Agreements...........................................................20
Section 9.12.  Intention of the Parties.....................................................20
Section 9.13.  Successors and Assigns.......................................................20
Section 9.14.  Waivers......................................................................20
Section 9.15.  Exhibits.....................................................................20
Section 9.16.  General Interpretive Principles..............................................21
Section 9.17.  Reproduction of Documents....................................................21
Section 9.18.  Survival of Agreement........................................................21
Section 9.19.  Merger and Integration; Construction.........................................21

EXHIBIT A -  EXISTING LOAN AND PURCHASE PRICE SCHEDULE

EXHIBIT B -  SELLER'S OFFICER'S CERTIFICATE

EXHIBIT C -  SELLER'S OPINION OF COUNSEL

EXHIBIT D -  SCHEDULE OF LITIGATION AND PENDING INVESTIGATION

EXHIBIT E -  OTHER UNDERSTANDINGS

EXHIBIT F -  SERVICING ADDENDUM

                 EXCESS YIELD AND SERVICING RIGHTS PURCHASE AND
                              ASSUMPTION AGREEMENT

               This is an Excess Yield and Servicing Rights Purchase and Assumption Agreement (the "Agreement"), dated as of January 22, 1998, by and between Greenwich Capital Markets, Inc. having an office at 600 Steamboat Road, Greenwich, Connecticut 06830 and Mego Mortgage Corporation having an office at 1000 Parkwood Circle, 5th Floor, Atlanta, Georgia 30339.

                               W I T N E S S E T H

               WHEREAS, pursuant to the Amended and Restated Master Loan Purchase and Servicing Agreement dated as of October 1, 1996 between the Purchaser and the Seller (the "Original Agreement"), the Seller services certain existing loans which are set forth on the Existing Loan Schedule;

               WHEREAS, the Seller desires to sell and transfer the Excess Yield with respect to the Existing Conventional Loans and the Servicing Rights with respect to the Existing Conventional Loans (as all such terms are hereinafter defined), and the Purchaser desires to purchase such Excess Yield and Servicing Rights in connection with the Existing Conventional Loans;

               WHEREAS, the Seller desires to sell and transfer the Excess Yield with respect to the Existing FHA Loans and the Servicing Rights with respect to the Existing FHA Loans (as all such terms are hereinafter defined), and the Purchaser desires to purchase such Excess Yield and Servicing Rights in connection with the Existing FHA Loans;

               WHEREAS, the parties hereto have agreed to appoint the Seller as the interim servicer with respect to the Existing Loans; and

               WHEREAS, the parties have reached certain other agreements relating to the availability of the purchase facility under the Original Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

                                    ARTICLE I

               Section 1.01. Definitions

               The following terms are defined as follows:

               Agreement: This Excess Yield and Servicing Rights Purchase and Assumption Agreement and all amendments hereof and supplements hereto.

               Business Day: Any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

               Conventional Loan Closing Date: The date on which the Purchaser shall pay the Conventional Loan Purchase Price to the Seller, which date shall be January 22, 1998, or such other date as shall be mutually agreed upon by the parties hereto.

               Conventional Loan Purchase Price: The price paid by the Purchaser to the Seller in exchange for the Excess Yield and the Servicing Rights with respect to the Existing Conventional Loans as set forth in Article III.

               Cut-Off Date:  The close of business on December 31, 1997.

               Disposition Net Proceeds: With respect to any Existing Loan, the excess of (a) the total cash and non-cash consideration paid to the Purchaser (net of accrued interest) by a purchaser of the Existing Loans over (b) the sum of (i) the aggregate purchase price paid to the Seller pursuant to Article III hereof for the Excess Yield and Servicing Rights with respect to such Existing Loan, plus (ii) the purchase price paid by the Purchaser to the Seller for such Existing Loan under the Original Agreement minus (iii) any payments of principal received by the Purchaser with respect to such Existing Loan from and after the related cut-off date under the Original Agreement.

               Escrow Payments: With respect to any Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

               Excess Yield:  As defined in the Original Agreement.

               Existing Conventional Loan: All Existing Loans other than such Loans that are FHA Loans.

               Existing FHA Loan: Each Existing Loan that is an FHA Loan and that remains unsold by the Purchaser to FNMA on the FHA Loan Closing Date.

               Existing Loan: The Loans sold by the Seller to the Purchaser prior to the Cut-Off Date that have not been subject to a Purchaser Disposition or repurchase.

               Existing Loan Schedule: The schedule setting forth information with respect to each Existing Loan attached hereto as Exhibit A.

               FHA Loan:  As defined in the Original Agreement.

               FHA Loan Closing Date: The date and time on and as of which the Purchaser shall pay the FHA Loan Purchase Price to the Seller, which date shall be January 22, 1998 or such other date as shall be mutually agreed upon by the parties hereto.

               FHA Loan Purchase Price: The price paid by the Purchaser to the Seller in exchange for the Excess Yield and the Servicing Rights with respect to the Existing FHA Loans as set forth in Article III.

               FNMA: The Federal National Mortgage Association, or any successor thereto.

               Interested Parties:  As defined in Article V.

               Loan:  As defined in the Original Agreement.

               Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple in real property securing the Mortgage Note.

               Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

               Mortgaged Property: The real property which is the subject of a Mortgage securing repayment of the debt evidenced by a Mortgage Note.

               Mortgagor:  The obligor on a Mortgage Note.

               Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or an Executive Vice President or a Vice President or an Assistant Vice President of the Seller in the form of Exhibit B attached hereto, and delivered to the Purchaser as required by this Agreement.

               Opinion of Counsel: A written opinion of counsel to the Seller, in the form of Exhibit C attached hereto, and delivered to the Purchaser as required by this Agreement.

               Original Agreement:  As defined in the first Recital hereto.

               Other Understandings: means those letter agreements and other written understandings identified on Exhibit E hereto.

               PEC:  Preferred Equities Corporation.

               PEC Sub-Servicing Agreement: The Loan Program Sub-Servicing Agreement, dated as of September 1, 1996 between PEC and the Seller, as amended, supplemented or otherwise modified from time to time.

               Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

               Purchase Price Percentage: With respect to any Existing Loan, the percentage of par specified in the related Pricing Letter plus the percentage of par paid in respect of such Existing Loan under the Excess Yield and Servicing Rights Agreement.

               Purchaser: Greenwich Capital Markets, Inc. or its successor in interest or assigns or any successor to the Purchaser under this Agreement as herein provided.

               Purchaser Disposition:  As defined in the Original Agreement.

               Recourse Limit:  As defined in Section 2.01(a).

               Repurchase Price: With respect to any Existing Loan, a price equal to (i) the Stated Principal Balance (as defined in the Original Agreement) of such Existing Loan multiplied by the Purchase Price Percentage for such Existing Loan, plus (ii) that portion of the applicable Purchase Price Percentage in excess of 100%, multiplied by the aggregate principal received with respect to such Existing Loan by the Purchaser, from and after the Cut-Off Date to the date of repurchase, plus (iii) interest on such Stated Principal Balance at the Loan Interest Rate (as defined in the Original Agreement) from and including the last Due Date (as defined in the Original Agreement) through which interest has been paid by or on behalf o the Obligor (as defined in the Original Agreement) to the date of repurchase.

               Seller: Mego Mortgage Corporation, in its capacity of the seller of Loans and as the servicer of Loans under the Original Agreement, and its successors in interest and assigns.

               Servicing Expiration Date: January 31, 1998, as such date may be extended from time to time pursuant to Section 7.03 hereof.

               Servicing Fee: As defined in the Original Agreement, except that as provided in Section 7.01, the percentage for purposes of the Servicing Fee Rate (as defined in the Original Agreement) that is used to calculate such fee shall be 1.00% instead of 1.25%.

               Servicing Rights: With respect to each Loan, all of the right, title and interest of the Seller under the Original Agreement or otherwise in, to and under any and all of the following: (a) any and all rights to service such Loan; (b) any payments to or monies received by the Seller for servicing such Loan; (c) any late fees, penalties or similar payments with respect to such Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller or the Seller's predecessor in interest thereunder; (e) Escrow Payments or other similar payments with respect to such Loan and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to such Loan or pertaining to the past, present or prospective servicing of such Loan.

               Servicing Termination Date: With respect to the servicing of the Loans by the Seller under the Original Agreement, the earliest to occur of

                      (i) the resignation of the Seller as servicer pursuant to Section 13.04 of the Original Agreement;

                      (ii) the termination of the Seller as servicer pursuant to Section 13.04 of the Original Agreement; and

                      (iii)  the Servicing Expiration Date.

                                   ARTICLE II

    CONVEYANCE FROM SELLER TO PURCHASER AND ASSUMPTION BY PURCHASER; INTERIM
                      SERVICING OBLIGATIONS OF THE SELLER

               Section 2.01. Existing Conventional Loans.

               (a) On the Conventional Loan Closing Date, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser (to the extent that the following have not already been conveyed to the Purchaser under the Original Agreement), without recourse, subject to the following sentence, but subject to the terms of this Agreement, (i) all right, title and interest of the Seller in and to the Excess Yield and the Servicing Rights with respect to the Existing Conventional Loans as of the Cut-Off Date, and (ii) all of the Seller's rights under the PEC Sub-Servicing Agreement with respect to Existing Conventional Loans as of the Cut-Off Date. Notwithstanding the foregoing sentence, the Seller shall upon demand of the Purchaser repurchase from the Purchaser, at the Repurchase Price, any such Loan that thereafter becomes a Delinquent Loan (as defined in the Original Agreement); provided, however, that the Seller's liability pursuant to this sentence and the last sentence of Section 2.02(b) shall not, in the aggregate, exceed the product of (i) 0.025 and (ii) the aggregate "Cut-Off Date Principal Balance" as set forth on Exhibit A (such product, the "Recourse Limit").

               (b) On the Conventional Loan Closing Date, the Purchaser does hereby (to the extent that the following have not already been conveyed to the Purchaser under the Original Agreement), (i) accept assignment of all right, title and interest of the Seller in and to the Excess Yield, the Servicing Rights with respect to the Existing Conventional Loans as of the Cut-Off Date and (ii) assume, subject to the terms of this Agreement, all obligations of the Seller with respect to the Servicing Rights and the PEC Sub-Servicing Agreement relating to the Existing Conventional Loans as of the Cut-Off Date; provided, however, that the Purchaser expressly does not assume any liability relating to or in any way arising out of the foregoing obligations prior to the Cut-Off Date.

               (c) Notwithstanding the foregoing and notwithstanding the servicing provisions contained in the Original Agreement, for the period beginning on the Conventional Loan Closing Date and ending on the Servicing Termination Date, the Seller shall service the Existing Conventional Loans pursuant to the revised Servicing Addendum, attached hereto as Exhibit F, as described in Article VII hereof.

               (d) On the Conventional Loan Closing Date all funds on deposit in the Spread Account in respect of the Existing Conventional Loans shall be remitted to the Seller.

               (e) From and after the Conventional Loan Closing Date, and notwithstanding the fact that certain documents, files, records or other information which comprise a portion of the Servicing Rights may remain at the Seller's premises until the Servicing Termination Date or thereafter, (i) the Seller's right to service the Existing Conventional Loans shall absolutely and irrevocably terminate (subject to Article VII hereof) and (ii) the Seller shall have no property, contract, possessory or other right, title or interest of any nature whatsoever in or to the Servicing Rights (including any such documents, files, records or other information at the Seller's premises, all of which shall be the sole property of the Purchaser) or the Excess Yield with respect to the Existing Conventional Loans. The Purchaser and Seller agree that no termination fee, liquidated damages or any other fee or monies triggered by the termination of the Seller's right to service the Existing Conventional Loans shall be payable to the Servicer as a result of the termination of such servicing and the transactions contemplated by this Agreement, it being expressly understood that the payment of the Purchase Price by the Purchaser shall constitute, in and of itself, the full consideration payable to the Seller for its sale of the Excess Yield and the Servicing Rights with respect to the Existing Conventional Loans and the other transactions contemplated hereby; provided, however, that the Seller shall be entitled to receive the Servicing Fee as and when contemplated by the Original Agreement, as modified by Exhibit F, with respect to its servicing of the Existing Conventional Loans for the Purchaser for the period from the Cut-Off Date until the Servicing Termination Date.

               Section 2.02. Existing FHA Loans.

               (a) For the period beginning on the Conventional Loan Closing Date and ending on the FHA Loan Closing Date, the Seller shall continue to service each Existing Loan that is an FHA Loan pursuant to the terms and conditions, mutatis mutandis, of the Original Agreement.

               (b) On the FHA Loan Closing Date, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser (to the extent that the following have not already been conveyed to the Purchaser under the Original Agreement), without recourse, but subject to the terms of this Agreement, (i) all right, title and interest of the Seller in and to the Excess Yield and the Servicing Rights with respect to the Existing FHA Loans as of the Cut-Off Date and (ii) all of the Seller's rights under the PEC Sub-Servicing Agreement with respect to the Existing FHA Loans as of the Cut-Off Date. Notwithstanding the foregoing sentence, the Seller shall upon demand of the Purchaser repurchase from the Purchaser, at the Repurchase Price, any such Loan that thereafter becomes a Delinquent Loan (as defined in the Original Agreement); provided, however, that the Seller's liability pursuant to this sentence and the last sentence of Section 2.01(a) shall not, in the aggregate, exceed the Recourse Limit.

               (c) On the FHA Loan Closing Date, the Purchaser does hereby (to the extent that the following have not already been conveyed to the Purchaser under the Original Agreement), (i) accept assignment of all right, title and interest of the Seller in and to the Excess Yield and the Servicing Rights with respect to the Existing FHA Loans as of the Cut-Off Date and (ii) assume, subject to the terms of this Agreement, all obligations of the Seller with respect to the Servicing Rights and the PEC Sub-Servicing Agreement relating to the Existing FHA Loans as of the Cut-Off Date; provided, however, that the Purchaser expressly does not assume any liability or obligation relating to, or in any way arising out of, the foregoing obligations prior to the Cut-Off Date.

               (d) Notwithstanding the foregoing, for the period beginning on the FHA Loan Closing Date and ending on the Servicing Termination Date, the Seller shall continue to service the Existing FHA Loans pursuant to the Original Agreement as described in Section 7.01 hereof.

               (e) On the FHA Loan Closing Date all funds on deposit in the Spread Account in respect of the Existing FHA Loans shall be remitted to the Seller.

               (f) From and after the FHA Loan Closing Date, and notwithstanding the fact that certain documents, files, records or other information which comprise a portion of the Servicing Rights may remain at the Seller's premises until the Servicing Termination Date or thereafter, (a) the Seller's right to service the Existing FHA Loans shall absolutely and irrevocably terminate (subject to Article VII hereof) and (b) the Seller shall have no property, contract, possessory or other right, title or interest of any nature whatsoever in or to the Servicing Rights (including any such documents, files, records or other information at the Seller's premises, all of which shall be the sole property of the Purchaser) or the Excess Yield with respect to the Existing FHA Loans. The Purchaser and Seller agree that no termination fee, liquidated damages or any other fee or monies triggered by the termination of the Seller's right to service the Existing FHA Loans shall be payable to the Servicer as a result of the termination of such servicing and the transactions contemplated by this Agreement, it being expressly understood that the payment of the Purchase Price by the Purchaser shall constitute, in and of itself, the full consideration payable to the Seller for its sale of the Excess Yield and the Servicing Rights with respect to the Existing FHA Loans and the other transactions contemplated hereby; provided, however, that the Seller shall be entitled to receive the Servicing Fee as and when contemplated by the Original Agreement with respect to its servicing of the Existing FHA Loans for the Purchaser for the period from the Cut-Off Date until the Servicing Termination Date.

               Section 2.03 Intention of the Parties.

               It is the express intention of the parties hereto that the transactions contemplated by this Agreement and the Original Agreement be, and be construed as, a sale of rights and interests relating to the Existing Loans by the Seller and not a pledge of the rights and interests relating to the Existing Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that the Existing Loans and other rights transferred under this Agreement are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Existing Loans and related rights then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of the Uniform Commercial Code of any applicable jurisdiction and the Seller hereby grants to the Purchaser a security interest in all of Seller's right, title and interest, whether now owned or hereafter acquired, in and to the Existing Conventional Loans; (b) to the extent allowed under FHA Title I rules and regulations, in order to secure the obligations of the Seller to the Purchaser hereunder with respect to the Existing FHA Loans, the Seller hereby shall be deemed to have granted to the Purchaser a security interest in all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Existing FHA Loans; (B) the FHA Insurance Reserves, all of the Seller's other contractual rights against the FHA in relation to the Existing Loans, and all documents in the possession or under the control of the Seller with respect thereto; (C) all amounts payable pursuant to the FHA Insurance Contract in accordance with the terms thereof; and (D) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in any REO Account or the Collection Accounts, whether in the form of cash, instruments; securities or other property; (c) the possession by the Purchaser of the related Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party", or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code of any applicable jurisdiction (including, without limitations, Section 9-305, 8-313 or 8-321 thereof); (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law; and (e) for purposes of this Agreement and the Pricing Letter, "Loan Documents' shall include UCC-1 financing statements in form acceptable for filing in the applicable jurisdictions in which are located the principal place of business and the executive offices of the Seller and executed by the Seller in favor of the Purchaser.

                                   ARTICLE III

                                 PURCHASE PRICE

               The Conventional Loan Purchase Price for the Seller to sell the Servicing Rights for each Existing Conventional Loan shall be the product of (a) the percentage set forth on Exhibit A hereto and identified as the Servicing Rights Purchase Price Percentage for such Loan (the "Conventional Loan Servicing Rights Purchase Price Percentage") and (b) the aggregate outstanding principal balance of such Existing Conventional Loan as of the Cut-Off Date. The Conventional Loan Purchase Price for the Seller to sell the Excess Yield for each Existing Conventional Loan shall be the product of (a) the percentage set forth on Exhibit A hereto and identified as the Excess Yield Purchase Price Percentage for such Loan (the "Conventional Loan Excess Yield Purchase Price Percentage") and (b) the aggregate outstanding principal balance of such Existing Conventional Loan as of the Cut-Off Date.

               The FHA Loan Purchase Price for the Seller to sell the Servicing Rights for each Existing FHA Loan shall be the product of (a) the percentage set forth on Exhibit A hereto and identified as the Servicing Rights Purchase Price Percentage for such Loan (the "FHA Loan Servicing Rights Purchase Price Percentage") and (b) the aggregate outstanding principal balance of such Existing FHA Loan as of the Cut-Off Date. The FHA Loan Purchase Price for the Seller to sell the Excess Yield for each Existing FHA Loan shall be the product of (a) the percentage set forth on Exhibit A hereto and identified as the Excess Yield Purchase Price Percentage for such Loan (the "FHA Loan Excess Yield Purchase Price Percentage") and (b) the aggregate outstanding principal balance of such Existing FHA Loan as of the Cut-Off Date.

                                   ARTICLE IV

                                SALES COMMISSION

               The Purchaser and the Seller understand that the Purchaser shall have the right to sell the Existing Loans in whole or in part in its discretion on a servicing released or servicing retained basis.

               The Purchaser acknowledges that the Seller has made certain contacts and tentative arrangements with potential purchasers of the Existing Loans, and agrees that it shall pay to the Seller a fee (such fee, the "Sales Commission") equal to (a) in the case of Existing Conventional Loans, (i) 85% of the Disposition Net Proceeds with respect to a sale to First Plus Financial Group, Inc. ("First Plus") consummated on or before March 15, 1998, (ii) 85% of the Disposition Net Proceeds with respect to a sale to any other third party purchaser consummated on or before February 17, 1998, (iii) 66-2/3% of the Disposition Net Proceeds with respect to a sale of the Existing Loans to First Plus consummated after March 15, 1998, (iv) 75% of the Disposition Net Proceeds with respect to a sale to any other third party purchaser consummated after February 17, 1998 and on or before March 15, 1998, and (v) 66-2/3% of the Disposition Net Proceeds with respect to a sale to any other third party purchaser consummated after March 15, 1998, and (b) in the case of Existing FHA Loans, (i) 85% of the Disposition Net Proceeds with respect to a sale to FNMA pursuant to FNMA's mortgage-backed securities program arranged by the Seller at any time, (ii) 50% of the Disposition Net Proceeds with respect to any other sale to FNMA, and (iii) 66-2/3% of the Disposition Net Proceeds with respect to a sale to any third party purchaser after the FHA Loan Closing Date.

                                    ARTICLE V

                               SELLER TO COOPERATE

               The Seller shall promptly execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time in order to effectuate the purposes and to carry out the terms of this Agreement, including but not limited to, (i) accommodating the Purchaser's reasonable due diligence requests, including, but not limited to,
(A) providing an area in the Seller's premises in which the Purchaser or its designee or any Interested Party may review all items pertaining to the servicing or origination of the Existing Loans including, but not limited to, computer files, data disks, books, records, data tapes, credit files, pay histories, notes, and all additional documents generated as a result of or utilized in servicing each Existing Loan, (B) otherwise providing reasonable working conditions for the Purchaser or its designee's or any Interested Party's personnel during normal business hours of the Seller, and (C) allowing reasonable access by the Purchaser or its designee or any Interested Party, to a knowledgeable servicing officer of the Seller for the purposes of answering questions concerning the Existing Loans, the Excess Yield or the Servicing Rights and (ii) cooperating with and assisting the Purchaser with respect to any meetings and/or other communications with any prospective purchasers of the Existing Loans or the Servicing Rights, and any other persons in connection with the marketing and sale of the Existing Loans or the Servicing Rights (any such persons or entities, "Interested Parties").

                                   ARTICLE VI

                           REPRESENTATIONS, WARRANTIES
                                 AND AGREEMENTS

               Section 6.01. Representations, Warranties and Agreements of the Seller.

               The Seller, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Purchaser (i) as of the Conventional Loan Closing Date, with respect to the Existing Conventional Loans, (ii) as of the FHA Loan Closing Date, with respect to the Existing FHA Loans, and (iii) with respect to the related Existing Loans, as of any date of a Purchaser Disposition (treating Existing Conventional Loans and Existing FHA Loans as "Loans" under the Original Agreement, giving effect to any changes in the performance of the underlying loans and other changes that the Purchaser deems reasonably necessary to consummate a Purchaser Disposition):

               (a) Due Organization and Authority. The Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

               (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller;

               (c) No Conflicts. Neither the execution and delivery of this Agreement, the sale of the Excess Yield or the Servicing Rights by the Seller, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the value of the Excess Yield or the Servicing Rights;

               (d) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller which, either in any one instance or in the aggregate, if adversely determined, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

               (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, or if required, such approval has been obtained prior to the Conventional Loan Closing Date or FHA Loan Closing Date, as applicable;

               (g) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

               (h) Commissions to Third Parties. The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser;

               (i) Servicing Practices. From and after the date of origination of each Existing Loan, the Seller or any predecessor in interest has serviced such Existing Loan (i) in strict accordance with the terms and conditions set forth in the Original Agreement, and (ii) in accordance with the requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Existing Loan;

               (j) Ownership. The Seller is the sole owner of the Excess Yield and the Servicing Rights subject to this Agreement, as provided herein. Neither the Excess Yield nor the Servicing Rights subject to this Agreement has been assigned or pledged, and, the Seller has good and marketable interest therein, and has the full right and authority to transfer and sell the Excess Yield and the Servicing Rights to the Purchaser pursuant to this Agreement, free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest, and has the full right and authority to sell and assign the Excess Yield and the Servicing Rights pursuant to this

Agreement. No other agreements except the Original Agreement and the PEC Sub-Servicing Agreement, which were delivered to the Purchaser, affect or concern the Excess Yield or the Servicing Rights;

               (k) Applicable Agreements. Each of the Original Agreement and the PEC Sub-Servicing Agreement is in full force and effect, and neither the Seller nor any other party that has had an interest in such agreements has waived or agreed to any waiver under, or agreed to any amendment or other modification of any such agreements. The Seller has not received notices of, and has no knowledge of, any offsets, counterclaims or other defenses available to any party under any such agreement;

               (l) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Existing Loan have been complied with, and the Seller shall make or cause to be made available upon reasonable notice for the Purchaser's inspection, evidence of compliance with all such requirements;

               (m) Servicing Fee. The Servicing Fee with respect to each Existing Loan is accurately set forth on the Existing Loan Schedule; and

               (n) Fair Consideration. The Purchase Price received by the Seller upon the sale under this Agreement of the Excess Yield and the Servicing Rights with respect to the Existing Loans constitutes fair consideration and reasonably equivalent value for the Excess Yield and the Servicing Rights.

               (o) The Seller is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud any of its creditors.

               (p) The Seller, after giving effect to the transactions to occur on the Conventional Loan Closing Date and the FHA Loan Closing Date hereunder, shall have fully and effectively transferred to the Purchaser all of the Seller's right, title and interest in, to and under the Excess Yield and the Servicing Rights with respect to the Existing Conventional Loans and the Existing FHA Loans, respectively, and shall retain no ownership or other interest of any kind in any Existing Loan.

               Section 6.02. Representations, Warranties and Agreements with respect to the Existing Loans.

               The Seller, as a condition to the consummation of the transactions contemplated hereby, hereby makes the representations and warranties set forth in Section 7.02 of the Original Agreement to the Purchaser (treating Existing Conventional Loans and Existing FHA Loans as "Loans" under the Original Agreement) (i) as of the Conventional Loan Closing Date, with respect to the Existing Conventional Loans, (ii) as of the FHA Loan Closing Date, with respect to the Existing FHA Loans, and (iii) with respect to the related Existing Loans, as of any date of any Purchaser Disposition.

               Section 6.03. Remedies for Breach of Representations and Warranties.

               The Purchaser shall be entitled to the benefit of the remedies for breach of representations and warranties set forth in Section 7.03 of the Original Agreement (treating Existing Conventional Loans and Existing FHA Loans as "Loans" under the Original Agreement; provided, however, that the definition of Repurchase Price shall be as set forth in this Agreement).

               Section 6.04. Purchaser Dispositions.

               In connection with any Purchaser Disposition, the Purchaser shall be entitled to the benefits of Section 12 of the Original Agreement (treating Existing Conventional Loans and Existing FHA Loans as "Loans" under the Original Agreement).

               Section 6.05. Representations and Warranties of the Purchaser.

               The Purchaser, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Seller as of the Conventional Loan Closing Date and the FHA Loan Closing Date:

               (a) Purchaser has been duly organized and is validly existing as a corporation under the laws of the State of Delaware;

               (b) Purchaser has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement to be performed by it;

               (c) This Agreement has been duly authorized and executed by Purchaser, is valid, binding and enforceable against Purchaser in accordance with its terms, and the execution, delivery and performance by Purchaser of this Agreement does not conflict with any material term or provision of any other agreement to which Purchaser is a party or any term or provision of the Charter or By-laws of Purchaser, or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Purchaser of any court, regulatory body, administrative agency or governmental body having jurisdiction over Purchaser;

               (d) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution and delivery by Purchaser of this Agreement; and

               (e) There is no action, proceeding or investigation pending or to the best knowledge of Purchaser, threatened against Purchaser before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) which is likely to materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

               Section 6.06. Indemnification.

               The Purchaser shall indemnify the Seller and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Purchaser representations and warranties contained in this Agreement. It is understood and agreed that the obligation of the Purchaser to indemnify the Seller set forth in this subparagraph of Section 6.06 constitutes the sole remedy of the Seller respecting a breach of the foregoing representations and warranties, except as otherwise provided in this Agreement or in the Original Agreement.

               Any cause of action against the Purchaser relating to or arising out of the breach of any representations and warranties made in Section 6.05 shall accrue upon (a) discovery of such breach by the Purchaser or written notice thereof by the Seller to the Purchaser, (b) failures by the Purchaser to cure such breach, and (c) written demand upon the Purchaser by the Seller for compliance with this Agreement.

                                   ARTICLE VII

                                    SERVICING

               Section 7.01 Seller to Service Existing Loans Prior to the Servicing Termination Date.

               From and after the date hereof until the Servicing Termination Date, the Seller shall act as interim Servicer and service each Existing Loan in compliance with all of the terms and conditions of the Servicing Addendum, subject to the terms of this Article VII.

               From the Cut-Off Date until the Servicing Termination Date, the Seller shall be entitled to all Servicing Fees paid with respect to the Existing Loans pursuant to the Original Agreement, less the amount of fees payable to PEC under the PEC Sub-Servicing Agreement with respect to the Existing Loans, which fees shall, with respect to obligations arising from and after the Cut-Off Date, be paid by the Purchaser directly to PEC. Notwithstanding anything to the contrary contained herein or in the Original Agreement, it is expressly understood that for all purposes from and after the Cut-Off Date, the percentage for purposes of the Servicing Fee Rate (as defined in the Original Agreement) that is used to calculate the Servicing Fee shall be 1.00% instead of 1.25%.

               Section 7.02. Seller Has No Right or Obligation to Service
                             Existing Loans After the Servicing Termination
                             Date.

               From and after the Servicing Termination Date, the Seller shall have neither the right nor the obligation to service any Existing Loan that has not been subject to a Purchaser Disposition whatsoever without the express written agreement of Purchaser. Seller shall have no right to receive any compensation in respect of servicing of any Existing Loan for any period on or after the Servicing Termination Date without the express written agreement of Purchaser. No act or omission by the Seller or Purchaser shall be deemed a waiver of, or constructive agreement under, the preceding provisions of this
Section 7.02.

               Section 7.03. Purchaser May Extend Servicing Expiration Date.

               Subject to Section 13.04 of the Original Agreement, no later than five Business Days prior to the then current Servicing Expiration Date, the Purchaser may notify the Seller that the Purchaser has extended the Servicing Expiration Date to the last day of the next calendar month by delivering a notice thereof to the Seller in the form of Exhibit D hereto (an "Extension Notice"), whereupon the Servicing Expiration Date shall be extended until such date. The Purchaser may, at its sole option, but only until the date that is the one-year anniversary of the Final Closing Date (as defined in the Original Agreement), extend the Servicing Expiration Date by delivering consecutive Extension Notices in accordance with the foregoing procedure. For the avoidance of doubt, it is expressly agreed in the event that the Purchaser does not deliver an Extension Notice in any particular month, the Servicing Expiration Date shall be the last day of such month.

                                  ARTICLE VIII

                       INDEMNIFICATION; THIRD-PARTY CLAIMS

               The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary and reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain based upon, arising out of or otherwise resulting from the failure of the Seller to perform its duties in strict compliance with the terms of this Agreement or the Original Agreement. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement, or the Existing Loans, and shall assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Seller in respect of such claim. The Seller shall follow any written instructions received from the Purchaser in connection with such claim.

               In the event a dispute arises between the parties with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorneys fees and other costs and expenses related to the adjudication of said dispute.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

               Section 9.01. Conventional Loan Closing.

               (a) The closing for the purchase and sale of the Excess Yield and the Servicing Rights with respect to the Existing Conventional Loans, shall take place on the Conventional Loan Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

               (b) The closing shall be subject to the following conditions:

               (i) all of the representations and warranties of the Seller and the Purchaser under this Agreement shall be true and correct as of the Conventional Loan Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

               (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9.01(c) of this Agreement, in such forms as are agreed upon and acceptable to the Seller and the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

               (iii) the Seller shall have received the amount of the Conventional Loan Purchase Price by wire transfer of immediately available federal funds to the account designated by the Seller;

               (iv) the Seller shall have received all funds on deposit in the Spread Account (as established under the Original Agreement) as of such date to the extent such funds relate to any Existing Conventional Loans;

               (v) PEC shall have consented to the assignment of the PEC Sub-Servicing Agreement with respect to the Existing Loans on such terms and conditions as shall be acceptable to the Purchaser in its sole discretion, including without limitation terms and conditions relating to the Purchaser's ability to terminate PEC as subservicer of the PEC Sub-Servicing Agreement with respect to the Existing Loans as contemplated hereunder;

               (vi) the Purchaser shall have received advice from counsel to the Seller as to the qualification of the transfer of Existing Conventional Loans and Existing FHA Loans contemplated hereby as "true sales", which advice shall be satisfactory to the Purchaser in its sole discretion, it being understood that such advice must include, without limitation, such counsel's commitment to deliver a written legal opinion to the Purchaser addressing such issue;

               (vii) the "Collection Account" and the "REO Account" referenced in the Original Agreement shall be retitled in the name of the Purchaser; and

               (viii) all other terms and conditions of this Agreement to be performed or satisfied on or before the Conventional Loan Closing Date shall have been complied with.

               (c) The closing documents to be delivered on the Conventional Loan Closing Date shall consist of fully executed originals of the following documents:

               (i)     this Agreement;

               (ii) an Officer's Certificate from the Seller in the form attached hereto as Exhibit B; and

               (iii) an Opinion of Counsel from the Seller in the form attached hereto as Exhibit C.

               Section 9.02  FHA Loan Closing.

               The closing for the purchase and sale of the Excess Yield and the Servicing Rights with respect to the Existing FHA Loans shall take place on the FHA Loan Closing Date. At the Purchaser's option, such closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

               (a) The closing shall be subject to the following conditions:

               (i) all of the representations and warranties of the Seller and the Purchaser under this Agreement shall be true and correct as of the FHA Loan Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Original Agreement;

               (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9.02(b) of this Agreement, in such forms as are agreed upon and acceptable to the Seller and the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

               (iii) the Seller shall have received the amount of the FHA Loan Purchase Price by wire transfer of immediately available federal funds to the account designated by the Seller;

               (iv) the Seller shall have received all funds on deposit in the Spread Account (as established under the Original Agreement) as of such date to the extent such funds relate to any Existing FHA Loans;

               (v) all other terms and conditions of this Agreement to be performed or satisfied on or before the Conventional Loan Closing Date or the FHA Loan Closing Date shall have been complied with.

               (b) The closing documents shall consist of fully executed originals of the following documents:

               (i) an Officer's Certificate from the Seller in the form attached hereto as Exhibit B; and

               (ii) an Opinion of Counsel from the Seller in the form attached hereto as Exhibit C.

               Section 9.03. Costs.

               All reasonable costs and expenses incurred in connection with the transfer and delivery of the Excess Yield and the Servicing Rights with respect to the Existing Loans and otherwise in connection with this Agreement or the Original Agreement shall be paid by the Seller, including without limitation the reasonable legal fees and expenses of the Purchaser's counsel.

               Section 9.04. Merger or Consolidation of the Seller.

               The Seller shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Existing Loans and to perform its duties under this Agreement.

               Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall (i) have a net worth of not less than $25,000,000, and (ii) be an FNMA-approved company in good standing.

               Section 9.05. Protection of Confidential Information; No Solicitation.

               From and after the earlier to occur of the Conventional Loan Closing Date and the FHA Loan Closing Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Existing Loan for any purpose whatsoever, including to refinance an Existing Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Conventional Loan Closing Date or the FHA Loan Closing Date, as applicable, and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that offers to refinance an Existing Loan made within 30 days following receipt by the Seller of a pay-off request from the Mortgagor and promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 9.05.

               Section 9.06. Notices.

               All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

               Section 9.07. Severability Clause.

               Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Existing Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

               Section 9.08. Counterparts.

               This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

               SECTION 9.09. PLACE OF DELIVERY AND GOVERNING LAW.

               THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

               SECTION 9.10. WAIVER OF JURY TRIAL

               THE SELLER AND THE PURCHASER, EACH WITH RESPECT TO THE OTHER, HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE ORIGINAL AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER OR THE PURCHASER PURSUANT TO THIS AGREEMENT OR THE ORIGINAL AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

               Section 9.11. Further Agreements.

               The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

               Section 9.12. Intention of the Parties.

               It is the intention of the parties that by virtue of the sale of the Excess Yield and Servicing Rights being sold hereunder, the Seller is selling, and the Purchaser is purchasing, all of the right, title and interest of the Seller in, to and under each and every Existing Conventional Loan and Existing FHA Loan to the extent not previously sold to the Purchaser pursuant to the Original Agreement. The Purchaser and the Seller hereby acknowledge that the Seller shall remain liable in respect of all obligations of the Seller with respect to any representations, warranties or covenants of the Seller under any agreement which relate to the Seller as "seller" of the Existing Loans or relate to the characteristics of the Existing Loans individually or in the aggregate.

               Section 9.13. Successors and Assigns.

               This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the Seller and their respective successors and permitted assigns. The Seller shall not assign this Agreement without the prior written consent of the Purchaser, which may be granted or withheld in the sole discretion of such other party.

               Section 9.14. Waivers.

               No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

               Section 9.15. Exhibits.

               The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

               Section 9.16. General Interpretive Principles.

               For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

               (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (f) the term "include" or "including" shall mean by reason of enumeration.

               Section 9.17. Reproduction of Documents.

               This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               Section 9.18. Survival of Agreement.

               It is intended that each and every representation, warranty, indemnity and covenant shall survive the Conventional Loan Closing Date and the FHA Loan Closing Date, and shall inure to the benefit of, and continue to bind, the parties hereto.

               Section 9.19. Merger and Integration; Construction.

               This Agreement, together with the Original Agreement and the Other Understandings, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and except as set forth herein and therein, all prior understandings, written or oral, are superseded hereby and thereby.

               In the case of any conflict between the terms of this Agreement and the Original Agreement, on the one hand, and the Other Understandings, on the other hand, the terms of this Agreement and the Original Agreement shall govern.

               In the case of any conflict between the terms of this Agreement and the Original Agreement, the terms of this Agreement shall control.

               IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                            MEGO MORTGAGE CORPORATION
                                                      (Seller)


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



                                            GREENWICH CAPITAL MARKETS, INC.
                                                      (Purchaser)


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT A

                    EXISTING LOAN AND PURCHASE PRICE SCHEDULE



[To include fields for description, outstanding balance conventional/FHA loan type, Conventional Loan Servicing Rights Purchase Price Percentage, Conventional Loan Excess Yield Purchase Price Percentage, Cut-Off Date Principal Balance, FHA Loan Servicing Rights Purchase Price Percentage, and FHA Loan Excess Yield Purchase Price Percentage]

                                    EXHIBIT B

                         SELLER'S OFFICER'S CERTIFICATE

               I, ____________________, hereby certify that I am the duly elected [Vice] President of Mego Mortgage Corporation, a corporation organized under the laws of the state of New York (the "Company") and further as follows:

               1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ____________.

               2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ____________.

               3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

               4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Excess Yield and Servicing Rights Purchase and Assumption Agreement, dated as of January 22, 1998 (the "Agreement"), by and between the Company and Greenwich Capital Markets, Inc. (the " Purchaser"), and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification since ____________.

               5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

               6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

               7. There is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement, except as set forth on Exhibit 6 attached hereto.

               8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreement and any other document delivered prior hereto or on the date hereof in connection with the Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

               9. The Company is duly authorized to engage in the transactions described and contemplated in the Agreement.

               IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated: _______________________          By:_____________________________________
                                             Name:______________________________
        [Seal].                              Title:  [Vice] President



               I, ________________________, an [Assistant] Secretary of Mego
Mortgage Corporation, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

               IN WITNESS WHEREOF, I have hereunto signed my name.



Dated: _______________________          By:_____________________________________
                                             Name:______________________________
                                             Title:  [Assistant] Secretary

                                                 EXHIBIT 5 to
                                                 Company's Officer's Certificate



Name                     Title                      Signature

                                                 _______________________________

                                                 _______________________________

                                                 _______________________________

                                                 _______________________________

                                                 _______________________________

                                                 _______________________________

                                    EXHIBIT C

                           SELLER'S OPINION OF COUNSEL


                                     (date)

Greenwich Capital Markets, Inc..
600 Steamboat Road
Greenwich, Connecticut 06830

Dear Sirs:

               You have requested [our] [my] opinion, as [Assistant] General Counsel to Mego Mortgage Corporation (the "Company"), with respect to certain matters in connection with the sale by the Company of certain excess yield, servicing rights and recourse obligations pursuant to that certain Excess Yield and Servicing Rights Purchase and Assumption Agreement, by and between the Company and Greenwich Capital Markets, Inc. (the "Purchaser"), dated as of January 22, 1998, (the "Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

               [We] [I] have examined the following documents:

               1.     the Agreement;

               2.     the Original Agreement; and

               3. such other documents, records and papers as [we] [I] have deemed necessary and relevant as a basis for this opinion.

               To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

               Based upon the foregoing, it is [our] [my] opinion that:

               1. The Company is a duly organized, validly existing federal savings bank in good standing under the laws of the United States of America and is qualified to service and administer the Existing Loans in the states where the Mortgaged Properties are located.

               2. The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, and to perform and observe the terms and conditions of such Agreement.

               3. The Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

               4. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement, or the transfer of excess yield, servicing rights and recourse obligations of the Existing Loans or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

               5. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreement conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

               6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of Agreement.

               This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you resell the Existing Loans may rely on this opinion as if it were addressed to them as of its date.

                                            Very truly yours,

                                            ____________________________________
                                                          [Name]
                                            [Assistant] General Counsel

                                    EXHIBIT D

                                EXTENSION NOTICE

Mego Mortgage Corporation
1000 Parkwood Circle, 5th Floor
Atlanta, GA 30339 Attention:
FAX:

Please refer to the Excess Yield Servicing Rights Purchase and Assumption Agreement, dated as of January 22, 1998, as amended, between Greenwich Capital Markets, Inc. (together with its permitted assigns, the "Purchaser") and Mego Mortgage Corporation (the "Seller").

The current Servicing Expiration Date is ___________ [insert date]. The undersigned hereby extends the Servicing Expiration Date to __________ [insert last day of the calendar month following the current Servicing Expiration Date].

                                            GREENWICH CAPITAL MARKETS, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            Date:_______________________________

                                    EXHIBIT E

                              OTHER UNDERSTANDINGS


1. Tri-Party Agreement dated as of June 20, 1997 by and among Mego Mortgage Corporation, Greenwich Capital Markets, Inc. and The First National Bank of Chicago.


2. Letter Agreement, dated September 17, 1996 between Greenwich Capital Markets, Inc. and Mego Mortgage Corporation.


3. Promissory Note, dated April 17, 1997, made by Mego Mortgage Corporation to Greenwich Capital Financial Products, Inc., amended.


4. Pledge and Security Agreement, dated as of April 17, 1997, between Mego Mortgage Corporation and Greenwich Capital Financial Products, Inc.


5. Master Repurchase Agreement, dated as of September 4, 1996, between Mego Mortgage Corporation and Greenwich Capital Markets, Inc.


6. Letter Agreement, dated September 19, 1997, between Greenwich Capital Markets, Inc., and Mego Mortgage Corporation.


7. Letter Agreement, dated December 29, 1997, among Greenwich Capital Markets, Inc. and Mego Mortgage Corporation.


8. Letter Agreement, dated August 22, 1997, between Greenwich Capital Markets, Inc. and Mego Mortgage Corporation.


9. Engagement Letter, dated October 1, 1996, between Mego Mortgage Corporation and Greenwich Capital Markets, Inc., as amended.

                                    EXHIBIT F

                               SERVICING ADDENDUM

                                    EXHIBIT F

                               SERVICING ADDENDUM

               SECTION 11.          Servicing.

               Subsection 11.01             Seller to Act as Servicer.

               Mego Mortgage Corporation (in its capacity as servicer, the "Servicer") shall administer and service the Existing Loans in accordance with this Agreement and customary servicing procedures, and shall have full power and authority to do or cause to be done any and all things in connection with such administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, including, in the case of each FHA Loan, taking all actions that an FHA Approved Mortgagee is permitted or required to take by the FHA.

               Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Existing Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Existing Loan that would change the Loan Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances, extend the final maturity date or adversely affect any FHA Insurance Contract with respect to such Existing Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser , all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Existing Loans and, in the case of a Mortgage Loan, with respect to the Improved Property. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

               In servicing and administering the Existing Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on the Servicer.

               It is understood and agreed that the Servicer may delegate certain servicing duties to qualified sub-servicers with the Purchaser's prior written approval; provided, however, that the Servicer shall remain responsible to the Purchaser for all servicing activities notwithstanding such delegation.

               The Servicer hereby acknowledges that the Purchaser has assumed its rights and obligations under the PEC Sub-Servicing Agreement with respect to the Existing Loans as of the

Cut-Off Date. Pursuant to the PEC Sub-Servicing Agreement, PEC has agreed to perform certain servicing functions with respect to the Existing Loans. The Servicer agrees to provide information to PEC (on behalf of the Purchaser) pursuant to Section 2 of the PEC Sub-Servicing Agreement. The Servicer hereby agrees to take all necessary actions to enable PEC or any other appointed servicer to fulfill such servicer's obligations under this or any other agreement.

               The Servicer shall make such inspections of an Improved Property, if any, as are consistent with standard servicing procedures customary to the applicable loan type and, in the case of each FHA Loan, as required by FHA Regulations if the Servicer has actual notice of any related condition which materially and adversely affects such Improved Property. Such inspection shall be conducted in accordance with customary servicing procedures and, in the case of each FHA Loan, FHA servicing requirements for delinquent mortgages.

               The Servicer shall take all actions necessary to assure that a case number is assigned to each FHA Loan by the FHA.

               Subsection 11.02             Collection of Loan Payments.

               Continuously from the Cut-Off Date until the earlier of (i) the principal and interest on all Existing Loans are paid in full and (ii) the Servicing Termination Date, the Servicer shall proceed diligently to collect all payments due under each Existing Loan when the same shall become due and payable; and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to loans comparable to the Existing Loans held for its own account.

               Subsection 11.03             Realization Upon Defaulted Existing
                                            Loans.

               (a) The Servicer shall use all reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and, in the case of each FHA Loan, the requirements of FHA, with respect to any Existing Loan as comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01, either (i) in the case of an FHA Loan, to assign the Existing Loan to the FHA and obtain FHA Insurance Proceeds with respect thereto or (ii) in the case of a Mortgage Loan, with Purchaser's consent, which will not be unreasonably withheld or delayed, to foreclose upon or otherwise comparably convert the ownership of the related Improved Property, and, in the case of an Existing Loan that is not a Mortgage Loan, to collect from the Obligor amounts that are due and unpaid. The Servicer shall use all reasonable efforts to realize upon defaulted Existing Loans in such a manner as will maximize the receipt of principal and interest at the Loan Interest Rate by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings, if applicable.

               (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Improved Property, the Servicer shall not either (i) obtain title to such Improved Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Improved Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Improved Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (1) such Improved Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Improved Property into compliance therewith; and

               (2) there are no circumstances present at such Improved Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Improved Property.

               The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Subsection 11.05(iv).

               If the Servicer determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Improved Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Improved Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Subsection 11.05(iv).

               (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Existing Loan, will be applied in the following order of priority: first, to accrued and unpaid interest on the Existing Loan, pursuant to Subsection 11.09, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; second, to any related unreimbursed Servicing Advances and other advances pursuant to Subsection 11.05(iv); and third, as a recovery of principal on the Existing Loan.

               Subsection 11.04         Establishment of Collection Accounts;
                                        Deposits in Collection Accounts.

               The Servicer shall segregate and hold all funds collected and received pursuant to each Existing Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts. The creation of any Collection Account shall be evidenced by a Collection Account Letter Agreement at the request of the Purchaser.

               The Servicer shall deposit in the Collection Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, on the Existing Loans received on or before the Cut-off Date:

               (i)    all payments on account of principal on the Existing
Loans;

               (ii)   all payments on account of interest on the Existing Loans;

               (iii)  all Impound Payments received on the Existing Loans;

               (iv)   all Liquidation Proceeds;

               (v) all Insurance Proceeds including amounts required to be deposited pursuant to Subsection 11.07 other than proceeds to be applied to the restoration or repair of the Improved Property or released to the Obligor in accordance with the Servicer's normal servicing procedures, the Loan Documents or applicable law;

               (vi) all Condemnation Proceeds affecting any Improved Property which are not released to the Obligor in accordance with the Servicer's normal servicing procedures, the Loan Documents or applicable law;

               (vii) the Repurchase Price of any Existing Loan repurchased in accordance with Subsections 2.01(a) and 2.02(b), and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Existing Loans pursuant to Subsection 7.03 of the Original Agreement;

               (viii) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.08;

               (ix) any amounts required to be deposited in the Collection Account pursuant to Subsection 11.14; and

               (x)    any late charges and assumption fees.

  The foregoing requirements for deposit in the Collection Account shall be exclusive. Such Collection Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Collection Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to payment of such interest from the Collection Account pursuant to Subsection 11.05(ii). The Servicer shall give notice to the Purchaser of the location of the Collection Account when established and prior to any change thereof.

               Subsection 11.05       Requesting Withdrawals From the Collection
                                      Account.

               Subject to the order of priorities set forth in Subsection 11.03(c), the Purchaser shall and the Servicer may, from time to time, request the Purchaser to, withdraw from the Collection Account and remit to the Servicer, the Seller or the Purchaser, as applicable, for the following purposes:

               (i) to reimburse the Servicer for premiums paid under the FHA Insurance Contract, to the extent that the Servicer has received Impound Payments with respect thereto;

               (ii) to pay the Servicer pursuant to Subsection 11.18 as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be paid monthly not later than each Distribution
Date); (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Existing Loan; and (c) any payments in the nature of late payment charges and assumption fees and other charges, to the extent permitted by Subsection 11.18;

               (iii) to pay the Servicer with respect to each Existing Loan that has been repurchased pursuant to Subsection 2.01(a) or 2.01(b) all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

               (iv) to reimburse the Servicer for unreimbursed Servicing Advances, including Servicing Advances previously made which the Servicer has determined to be a Nonrecoverable Advance, the Servicer's right to reimburse itself pursuant to this subclause (iv) with respect to any Existing Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Obligor or otherwise relating to the Existing Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase an Existing Loan, pursuant to Subsection 2.01(a) or 2.02(b), the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 2.01(a) or 2.02(b), and all other amounts required to be paid to the Purchaser with respect to such Existing Loans;

               (v) to make distributions to the Purchaser of all amounts distributable to the Purchaser pursuant to this Agreement in the manner provided for in Subsection 11.09, such amounts allocated first to interest and then to principal; and

               (vi) to clear and terminate the Collection Account on the termination of this Agreement.

               Subsection 11.06        Transfer of Accounts.

               The Servicer may not transfer the Collection Account and/or any REO Account to a different depository institution from time to time without the prior written consent of the Purchaser. In any case, the Collection Account and any REO Account shall be an Eligible Account.

               Subsection 11.07        Collection of FHA Insurance Proceeds;
                                       Other Remedies.

               In the event of a default by the Obligor with respect to any FHA Loan, the Servicer shall, subject to the Servicer's rights under Subsection 11.03, consistent with the provisions of Subsection 11.01 and all requirements of the FHA, and provided that adequate FHA Insurance Reserves exist, use all reasonable efforts to assign the related FHA Loan to the FHA and to collect the related FHA Insurance Proceeds. In the event that the FHA Insurance Reserves are inadequate to permit the FHA to pay the FHA Insurance Proceeds with respect to such FHA Loan, or in the event that the FHA denies the Servicer's claim for FHA Insurance Proceeds for reasons other than reasons that would constitute a breach of the Servicer's representations and warranties under Subsection 6.01 or Subsection 6.02, the Servicer shall proceed to foreclose upon or otherwise comparably convert the ownership of the related Improved Property with respect to any Existing Loan that is an FHA Loan, and, with respect to any FHA Loan that is not an Existing Loan, to undertake such actions as necessary and appropriate to collect amounts due and owing under the related Note, consistent with the related Loan Documents, FHA Regulations and all other applicable laws and regulations. The Servicer shall deposit all FHA Insurance Proceeds into the Collection Account within one Business Day upon receipt thereof.

               Subsection 11.08        Title, Management and Disposition of REO
                                       Property.


               In the event that title to the Improved Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Person designated by the Purchaser, or in the event such Person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

               The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may with the prior written consent of the Purchaser temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall use all reasonable efforts to dispose of the REO Property as soon as possible.



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

               With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand Eligible Account. The creation of any REO Account shall be evidenced by a letter agreement in the form shown in Exhibit 8 of the Original Agreement. An original of such letter agreement shall be furnished to the Purchaser upon request.

               The Servicer shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the fees of any managing agent acting on behalf of the Servicer. The Servicer shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deposit into the Collection Account the net income from the REO Property on deposit in the REO Account.

               The Servicer shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement, shall be accompanied by such other information as the Purchaser shall reasonably request.

               Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to which the Servicer is entitled as provided herein, shall be deposited in the REO Account and shall be transferred to the Collection Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Subsection 11.09.

               Subsection 11.09             Distributions.

               On each Distribution Date, the Purchaser shall, pursuant to
Section 11.05(v) hereof, or the Servicer shall request the Purchaser to withdraw funds from the Collection Account and distribute to the Purchaser all amounts credited to the Collection Account during the related Due Period which are attributable to principal and interest collected with respect to each Existing Loan (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) minus all amounts that the Servicer is entitled to reimbursement from the Collection Account pursuant to Subsection 11.05(i) through (iv).

               With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser, as applicable, interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chemical Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser, as applicable, on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default by the Servicer.

               Subsection 11.10             Remittance Reports.

               On the Distribution Date, the Servicer shall furnish to the Purchaser or its designees a computer tape containing, and a hard copy of, the Remittance Report, in such form as the Purchaser may reasonably request.

               Subsection 11.11             Statements to the Purchaser.

               Not more than sixty days after the end of each calendar year until the Servicing Termination Date, the Servicer shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Existing Loans outstanding at the end of such calendar year.

               The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Existing Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Existing Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

               Subsection 11.12             Real Estate Owned Reports.

               Together with the statement furnished pursuant to Subsection 11.08, with respect to any REO Property, the Servicer shall furnish to the Purchaser a statement covering the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

               Subsection 11.13             Liquidation Reports.

               Upon the foreclosure sale of any Improved Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Improved Property.



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

               Subsection 11.14    Satisfaction of Mortgages and Release of Loan
                                   Files.

               In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Existing Loan by deposit thereof in the Collection Account.

               From time to time and as appropriate in connection with the servicing, assignment to the FHA, foreclosure or other enforcement of an Existing Loan, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a servicing officer of the Servicer (a "Servicing Officer"), release the requested portion of the Loan File held by the Purchaser to the Servicer, together with any assignments necessary to enable the Servicer to perform its obligations. Such servicing receipt shall obligate the Servicer to return the related Loan Documents to the Purchaser when the need therefor by the Servicer no longer exists, unless (a) the Existing Loan has been liquidated and the Liquidation Proceeds relating to the Existing Loan have been deposited in the Collection Account, or (b) the Loan File or such document has been delivered to (i) the FHA in connection with an assignment of the Existing Loan to the FHA and collection of FHA Insurance Proceeds, or (ii) an attorney, for purposes of initiating or pursuing legal action or other proceedings to collect amounts due under the Existing Loan (if such Existing Loan is not a Mortgage Loan), or (iii) with respect to a Mortgage Loan, an attorney or a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or proceedings for the foreclosure of the Improved Property either judicially or non-judicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Existing Loan was liquidated, or the FHA Insurance Proceeds received, the servicing receipt shall be returned by the Purchaser to the Servicer.

               Subsection 11.15    [intentionally omitted]

               Subsection 11.16    [intentionally omitted]

               Subsection 11.17    [intentionally omitted]

               Subsection 11.18    Servicing Compensation.

               As compensation for its services hereunder the Servicer shall be entitled to the Servicing Fee. Additional servicing compensation in the form of any assumption fees and late payment charges or other charges shall be retained by the Servicer to the extent not required to be deposited in the Collection Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

               Subsection 11.19        Statement as to Compliance.

               The Servicer will deliver to the Purchaser not later than 120 days following the end of each fiscal year of the Servicer, which as of the Closing Date ends on the last day in December, in each calendar year, beginning with the four month period beginning on September 1, 1997 and ending December 31, 1997, an Officers' Certificate stating, as to each signatory thereof, that
(i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Existing Loans.

               Subsection 11.20        Independent Public Accountants' Servicing
                                       Report.

               Not later than 90 days following the end of each fiscal year of the Servicer, beginning with the four month period beginning September 1, 1997 and ending December 31, 1997, the Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Existing Loans under this Agreement or of Existing Loans under servicing agreements (including the Existing Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the, servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Audit Guide for Use by Independent Public Accountants in Audits of HUD-approved Non-Supervised Mortgagees, Loan Correspondents and Coinsuring Mortgagees (the "Audit Guide"), such firm confirms that such servicing has been conducted in compliance with such servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Audit Guide requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Existing Loans.

               Subsection 11.21        Access to Certain Documentation.

               The Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Existing Loans serviced by the Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. In addition, access to the documentation will be provided to the Purchaser, the Excess Yield Holder or any agent thereof identified to the Servicer by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Servicer.

               Subsection 11.22             Status of Completion Certificates.

               Upon the request of the Purchaser from time to time, the Servicer shall identify to the Purchaser the Existing Loans as to which the Servicer has not received a completion certificate, in the case of any FHA Loan, in the form required by FHA, whether or not the deadline for delivery of such certificate by the Obligor has passed, together with the status of such deadline.